UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2014

NEPHROGENEX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36303	20-1295171
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

79 T.W. Alexander Drive 4401 Research Common Building Suite 290 P.O. Box 14188 Research Triangle Park, NC	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 986-1780

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 12, 2014, NephroGenex Inc. (“NephroGenex”) entered into an Office Lease (the “Agreement”) with Highwoods Realty Limited Partnership for approximately 5,514 square feet of office space located at 3200 Beechleaf Court, Raleigh, North Carolina. These premises will serve as Nephrogenex's new corporate headquarters. Under the terms of the Agreement, the lease term is 66 months, commencing on December 1, 2014 and terminating on May 31, 2020. NephroGenex's monthly base rent, which becomes payable beginning on February 1, 2015, is $20.75 per square foot per annum, or $9,534.63 per month, and will increase at a rate of approximately 3.0% per year during the term of the lease. The Agreement also allows NephroGenex the right and option to extend the lease term for an additional 36 months contingent upon certain conditions set forth in the Agreement.
The foregoing summary description of certain terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
To the extent applicable, the information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.
(d)           Exhibits.

Exhibit No.	Description
10.1	Office Lease, dated September 12, 2014 by and between NephroGenex, Inc and Highwoods Realty Limited Partnership

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEPHROGENEX, INC.

Date: September 15, 2014	/s/ Pierre Legault
Pierre Legault Chief Executive Officer

3